Exhibit 28(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 57 to File No. 33-10754; Amendment No. 59 to File No. 811-04933) of PFM Funds of our report dated August 28, 2015, included in the 2015 Annual Report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

October 28, 2015